SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                            reported): March 31, 1997


                          BROOKS FIBER PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                     0-28036
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                            (Commission File Number)

                                   43-1656187
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                     (I.R.S. Employer Identification Number)



   425 Woods Mill Road South, Suite 300
          St. Louis, Missouri                                         63017
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(Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (314) 878-1616

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ITEM 5.  OTHER EVENTS.

         On March 31, 1997, the Company concluded a definitive agreement with Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), for the merger of Metro Access Networks, Inc., a Delaware corporation ("MAN"), Century's competitive local exchange carrier in Texas, into Brooks Fiber Communications of Texas, Inc., a Delaware corporation wholly-owned by the Company ("BFC of Texas"). MAN has systems in operation or under development in seven Texas cities, including 326 route miles of fiber optic cable (representing a 31% increase in the Company's route miles nationwide) in operating networks in Austin, Dallas, Fort Worth and San Antonio and networks under development in Corpus Christi, Houston and Waco. The definitive agreement provides for the purchase price to be paid through the issuance of approximately 5,000,000 shares of the Company's Common Stock. Consummation of the transaction is subject to, among other conditions, regulatory approvals.

         A copy of the Company's press release dated March 31, 1997, with respect to the transaction described above, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         Not Applicable.

(c)      Exhibits.

Exhibit No.       Description of Exhibit
-----------       --------------------------------------------------------------
   99.1           Press release issued by the registrant on March 31, 1997





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BROOKS FIBER PROPERTIES, INC.


Date: April 3, 1997             By: David L. Solomon
                                    ---------------------------------------
                                    David L. Solomon
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Financial and Accounting
                                    Officer)




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

                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------------------------------------------
   99.1           Press release issued by the registrant on March 31, 1997